Exhibit 10.28

ASSET PURCHASE AGREEMENT

by and between

XCF GLOBAL CAPITAL, INC.

as Buyer

and

SOUTHEAST RENEWABLES LLC

as Seller

Table of Contents

1.	Definitions		1
2.	The Transaction		1
	(a)	Purchase and Sale of Assets	1
	(b)	Consideration to be Paid on the Closing Date	1
	(c)	Deliveries at Closing	1
3.	Representations and Warranties of Seller		2
	(a)	Organization of Seller	2
	(b)	Authorization of Transaction	2
	(c)	Noncontravention	2
	(d)	Title to Assets	3
	(e)	Events Affecting the Acquired Assets	3
	(f)	Legal Compliance	3
	(g)	Contracts	3
	(h)	Litigation	4
	(i)	Employees	4
	(j)	Certain Business Relationships	4
4.	Representations and Warranties of Buyer		5
	(a)	Organization of Buyer	5
	(b)	Authorization of Transaction	5
	(c)	Noncontravention	5
	(d)	No Restrictions	5
	(e)	Brokers’ Fees	5
5.	Breach of this Agreement		6
	(a)	Survival of Warranties	6
	(b)	Indemnification by Seller	6
	(c)	Indemnification by Buyer	6
	(d)	Indemnification Procedures	6
6.	Miscellaneous		8
	(a)	Further Assurances	8
	(b)	No Third-Party Beneficiaries	8

(c)	Entire Agreement	8
(d)	Succession and Assignment	8
(e)	Counterparts	8
(f)	Notices	9
(g)	Governing Law	9
(h)	Amendments and Waivers	9
(i)	Severability	9
(j)	Expenses	10
(k)	Construction	10
(l)	Incorporation of Exhibits and Schedules	10
(m)	Tax Matters	10

Schedule 1 - Definitions
Schedule 2(a)-1 - Company Acquired Assets
Schedule 2(a)-2 - Equipment List
Schedule 2(b) - Assumed Liabilities

2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into effective as of October 31, 2023, by and between XCF Global Capital, Inc., a Nevada corporation (“Buyer”), and Southeast Renewables LLC, a Wyoming limited liability company (“Seller”). Buyer and Seller are referred to herein collectively as the “Parties,” and individually as a “Party.”

WHEREAS, Seller owns a biodiesel plant located in Wilson, North Carolina (the “Plant”);

WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase from Seller, and the Seller desires to sell to Purchaser, the Plant in exchange for the consideration and other covenants set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.          Definitions. All defined terms used, but not otherwise defined, in this Agreement shall have such definitions set forth on Schedule 1 attached hereto.

2.          The Transaction.

(a)        Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), Buyer shall purchase and assume from Seller, and Seller shall sell, convey, transfer and deliver to Buyer, the Acquired Assets for the purchase price of $100,000,000. Buyer shall assume from Seller the certain Assumed Liabilities.

(b)        Consideration to be Paid on the Closing Date. As consideration for the Acquired Assets, Buyer shall issue to Seller 7,700,000 shares of common stock of Buyer (the “XCF Stock”) plus a Convertible Promissory Note in the principal amount of $23,000,000 in the fonn set forth hereto as Exhibit A hereto. Buyer and Seller agree that the XCF Stock has a value of $10.00 per share, for an aggregate purchase price of$100,000,000.

(c)         Deliveries at Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement by both Parties. The Closing shall take place remotely via exchange of electronic signatures. The date of the Closing shall be referred to herein as the “Closing Date”, and the Closing shall be deemed effective for all purposes as of 5:00 P.M. Pacific Time on the Closing Date. Al Closing, the Parties shall make the deliveries set forth below.

(i)	Buyer shall deliver to the Seller the following:

(A)	A resolution of the Board of Directors of Buyer authorizing the issuance of the XCF Stock to Seller;

(B)	An executed version of the Note; and

(C)	Such other documents as Seller may reasonably request.

(ii)	Seller shall deliver to the Buyer the following:

(A)	A Bill of Sale in the form attached hereto for the Personal Property Acquired Assets;

(B)	An executed version of the Note;

(C)	A deed in the form attached hereto for the Real Estate Acquired Assets;

(D)	Resolutions of the members and managers of Seller authorizing the transactions contemplated by this Agreement and such other agreements being executed and delivered in connection herewith; and

(E)	Such other documents as Buyer may reasonably request.

3.          Representations and Warranties of Seller. Except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”), Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and as of the Closing Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)         Organization of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

(b)        Authorization of Transaction. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, Seller has been duly authorized to execute, deliver, and perform this Agreement. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

(c)        Noncontravention. Except as set forth on Section 3(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of the charter or bylaws of Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d)         Title to Assets. Seller owns all right, title or interest in the Acquired Assets, free and clear of all Security Interests or restrictions on transfer, and upon consummation of tl1e transactions contemplated hereby, subject to the terms and conditions of this Agreement, Buyer will acquire all of Seller’s right, title and interest to the Acquired Assets.

(e)         Events Affecting the Acquired Assets. Except as set forth in Section 3(e) of the Disclosure Schedule, since January l, 2023, there has not been any material adverse change in the business, financial condition, operations or results of operations of the Company or the Plant. Without limiting the generality of the foregoing, since that date Seller has not:

(i)           Entered into any new material agreement, contract, lease, or license affecting the Plant;

(ii)          Accelerated, terminated, made material modifications to, cancelled, or received written notice of another Person doing the same, in regard to any material agreement, contract, lease, or license affecting the Plant;

(iii)         Imposed any Security Interest upon the Acquired Assets; and

(iv)        Seller has not committed to any of the foregoing.

(f)          Legal Compliance. Except as set forth in Section 3(h) of the Disclosure Schedule, Seller has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof) with respect to the Plant, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller in connection with any failure of Seller to so materially comply.

(g)         Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other agreements which relate to the Acquired Assets:

(i)           Any agreement (or group of related agreements) for the lease of personal property to or from any Person;

(ii)          Any agreement concerning a partnership or joint venture;

(iii)         Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation under which it has imposed a Security Interest on any of the Acquired Assets;

(iv)        Any confidentiality or noncompetition agreement affecting the Plant;

(v)         {v) Any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former employees of the Plant (other than in connection with any Client Contract);

(vi)        Any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees of the Plant other than expense advances made in the ordinary course of business;

(vii)       any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Plant; or

(viii)      any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Section 3(j) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to therein. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) to Seller’s Knowledge, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) to Seller’s Knowledge, no party has repudiated any material provision of the agreement.

(h)         Litigation. Section 3(k) of the Disclosure Schedule sets forth each instance in which Seller (solely with respect to the Plant, the Acquired Assets or the Assumed Liabilities) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Seller’s Knowledge, is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(i)          Employees. Seller is not a party to or bound by any collective bargaining agreement affecting the Plant, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years affecting the Plant. Seller has not committed any material unfair labor practice with respect to the Plant. To the Seller’s Knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Plant. To Seller’s Knowledge, the Plant has only employed individuals authorized to work in the United States. Seller has not, solely with respect to the Plant, received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of any Federal immigration laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with such laws with respect to the Plant.

(j)          Certain Business Relationships. Except as set forth in Section 3(n) of the Disclosure Schedule, no officer, director, shareholder or entity under common control with Seller has been involved in any material business arrangement or relationship with the Plant within the past 12 months, and none of them owns any material asset, tangible or intangible, which is used in the Plant.

4.          Representations and Warranties of Buyer. Except as set forth in the Disclosure Schedule, Buyer represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the Closing Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a)        Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Buyer has full corporate power and authority to own its property and to carry on its business as and in the places where such property is now owned or operated or such business is now being conducted.

(b)        Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all required limited liability company action of Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

(c)         Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the r1ght to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d)         No Restrictions. There is no suit, action, claim (or to the Buyer’s knowledge, any investigation or inquiry) by any governmental or regulatory authority, and no legal, administrative, or arbitration proceeding pending or, to the Buyer’s knowledge, threatened against Buyer or any of its respective properties or assets, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by Buyer in connection with the transactions contemplated hereby.

(e)         Brokers’ Fees. Neither Seller nor Buyer has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.          Breach of this Agreement.

(a)         Survival of Warranties. The representations and warranties of Buyer and Seller shall survive the Closing.

(b)         Indemnification by Seller. The Seller will indemnify and hold harmless Buyer and its affiliates, officers, directors, managers, employees, agents, representatives, successors and assigns (each a “Buyer Indemnified Party”) for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) or expenses of any other nature (a “Loss”), arising out of or resulting from:

(i)           any breach of a representation or warranty made by the Seller contained in this Agreement;

(ii)          the failure by the Seller to perform any of its covenants or agreements contained in this Agreement;

(iii)         any debt or liability of the Seller (including taxes of the Seller relating to a period prior to the Closing Date), other than the Assumed Liabilities; or

(iv)         the operation of the Plant prior to the Closing Date.

(c)         Indemnification by Buyer. The Buyer will indemnify and hold harmless Seller and its affiliates, officers, directors, managers, employees, agents, representatives, successors and assigns (each a “Seller Indemnified Party”) for and against any and all Losses, arising out of or resulting from:

(i)           any inaccuracy in or breach of any representation or warranty made by Buyer contained in this Agreement;

(ii)          the failure of Buyer to perform any of its covenants or agreements contained in this Agreement;

(iii)         any Assumed Liability; or

(iv)         the operation of the Plant by the Buyer after the Closing Date, including, without limitation, any tax and employment liabilities relating to a period following to the Closing Date.

(d)         Indemnification Procedures. A Seller Indemnified Party or a Purchaser Indemnified Party making a claim under this Section 6 is referred to as the “Indemnified Party” and the party against whom such claims are asserted is referred to as the “Indemnifying Party”

(i)           If any Indemnified Party receives notice of the assertion or commencement of any claim, action or proceeding made or brought by any Person who is not a party to this Agreement against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than twenty (20) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party’s ability to defend such Third-Party Claim is materially prejudiced by such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, specifying the provisions under this Agreement under which the Third-Party Claim is made, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party elects not to assume the defense of such Third-Party Claim, or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 6(d)(ii), pay, compromise or defend such Third-Party Claim and receive indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, all records relating to such Third-Party Claim and management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(ii)          Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6(d)(ii). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume the defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim.

(iii)         An Indemnified Party may assert any claim, action or proceeding on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) by giving the Indemnifying Party reasonably prompt written notice. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, specifying the provisions under this Agreement under which the Direct Claim is made, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party (the “Claimed Amount”). The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim, either (i) agreeing that the Indemnified Party is entitled to receive all of the Claimed Amount or (ii) disputing that the Indemnified Party is entitled to any or all of the Claimed Amount and the basis for such dispute. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Buyer’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have agreed that an amount equal to the entire Claimed Amount shall be promptly payable to the Indemnified Party. If the Indemnifying Party disputes only a portion of the Claimed Amount and does not dispute the balance of such Claimed Amount, then the portion of such Loss not in dispute shall be promptly paid to the Indemnified Party.

6.          Miscellaneous.

(a)         Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party. In this connection, Buyer shall be entitled to copies of all documents, books, records (including Tax records), agreements, and financial data of any sort in the Seller’s possession at Closing which relate exclusively to the Plant.

(b)         No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)         Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. Buyer and Seller have not (through any of their respective agents, representatives or employees) relied upon any representation from the other Party, other than those representations contained in this Agreement.

(d)        Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e)         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)          Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

To Seller:

Southeast Renewables LLC
333 N Wilmot Rd., Suite 340

Tucson, Arizona 85711

To Buyer:

Attn.: Samuel E. Whitley
XCF Global Capital, Inc.

5170 Golden Foothill Parkway
El Dorado Hills, California 95762
swhitley@whitley-llp.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above by way of personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(g)         Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. The slate and federal courts located in Sacramento County, California shall have exclusive jurisdiction of any dispute arising under or related to this Agreement.

(h)         Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)          Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k)         Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. •

(l)          Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(m)        Tax Matters. Seller shall be responsible for the preparation and filing of all Income Tax Returns for Seller for all periods as to which Income Tax Returns are due after the Closing Date which include the operations of the Plant for any period ending on or before the Closing Date. Seller shall make all payments required with respect to any such Income Tax Return. Buyer shall be responsible for the preparation and filing of all Income Tax Returns for Buyer for all periods as to which Income Tax Returns are due after the Closing Date which include the operations of the Plant for any period ending after the Closing Date. Buyer shall make all payments required with respect to any such Income Tax Return.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:		SELLER:

XCF GLOBAL CAPITAL, INC.		SOUTHEAST RENEWABLES LLC

By:	/s/ Joseph F. Cunningham	By:	/s/ Robert Barr
	Name: Joseph F. Cunningham		Name: Robert Barr
	Title: President		Title: Manager

Schedule 1

Definitions

“Acquired Assets” means all of Seller’s right, title, and interest in and to the assets set forth on Schedule 2(a) attached hereto.

“Assumed Liabilities” means the liabilities set forth in Schedule 2(b) accompanying this Agreement.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of BRISA and Code §4980B and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information of the other Party concerning the business and affairs of the other Party that has been treated by the other Party as confidential and is not, or has not following the Closing Date, due to no fault of either Party, become, generally available to the public.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERJSA §3(3)) and any other employee benefit plan, program or arrangement of any kind of Seller, or any ERISA affiliate, concerning the Plant.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fiduciary” has the meaning set forth in ERISA §3(21).

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Personal Property Acquired Assets” means all Acquired Assets listed on Schedule 2(a)-2.

“Prohibited Transaction” has the meaning set forth in ERISA §406 and Code §4975.

“Real Estate Acquired Assets” means substantially all of the Acquired Assets listed as such on Schedule 2(a)-l.

“Reportable Event” has the meaning set forth in ERJSA §4043.

“Security Interest” means any mortgage, pledge, lien, [claim to equity interests], encumbrance, charge, or other security interest whatsoever, other than liens securing rental payments under capital lease arrangements, if any.

“Seller’s Knowledge” means actual knowledge of Robert Barr after reasonable investigation.

“Tax’’ means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or infom1ation return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SCHEDULE 2(a)-1

ASSETS OF THE COMPANY

ACQUIRED ASSETS

SCHEDULE 2(a)-2

Equipment List

SCHEDULE 2(b)

ASSUMED LIABILITIES

DISCLOSURE SCHEDULE

EXHIBIT A